UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 19, 2015

TetriDyn Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Queen Street
Lancaster, PA		17603
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		717-715-0238

1585 N Skyline Drive, Idaho Falls, ID 83402
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consolidation of Convertible Notes Payable to Related Parties

On March 19, 2015, TetriDyn Solutions, Inc. (the “Company”), exchanged convertible notes payable to its officers and directors in the aggregate principal amount of $320,246, plus accrued but unpaid interest of $74,134, for an aggregate of $394,380 as of December 31, 2014, into a single, $394,380 consolidated convertible note dated December 31, 2014. The new consolidated convertible note has payment and other terms identical to the notes exchanged, except that the conversion provisions were changed from a conversion price equal to the stock’s fair value as of the conversion date to a fixed conversion price under the consolidated note of $0.025 per share, the approximate market price of the Company’s common stock as of the date of the issuance of the consolidated note in March 2015.

2015 Investment Agreement and Merger Agreement

On March 23, 2015, the Company entered into an Investment Agreement dated March 12, 2015, with JPF Venture Group, Inc. (“JPF”), and an Agreement and Plan of Merger dated March 12, 2015 (the “Merger Agreement”) with Ocean Thermal Energy (“OTE”). Prior to entering into these agreements, there was no material relationship between the Company and its affiliates and either JPF or OTE and their respective affiliates.

Investment Agreement

Under the terms of the Investment Agreement, JPF purchased, for $100,000 in cash, 29,372,277 shares of the Company’s common stock at $0.003405 per share (the “JPF Stock”) and a warrant to purchase up to 1,033,585 shares of the Company’s common stock at an exercise price of $0.003 per share. JPF is an investment entity that is majority-owned by Jeremy P. Feakins (“Feakins”), the Chairman and Chief Executive Officer of OTE. The JPF Stock represents a 55% ownership interest by JPF in the Company, without giving effect to the issuance of additional shares on the conversion of outstanding Company notes.

JPF’s investment is being used principally to initiate and pursue an updated technical and commercialization review of the Company’s intellectual properties with a view to possible broadened marketing introduction and, in general, to advance the Company’s business activities and bring its regulatory filings current. The terms of the Investment Agreement provide that, if the Merger (as defined below) with OTE is consummated, 100% of the JPF Stock will be cancelled and returned to the status of authorized and unissued shares. The purpose of this intended cancellation is to ensure that the Company’s current stockholders (excluding JPF) retain a 5% interest in the post-Merger company. If the Merger is not consummated, the JPF Stock will remain outstanding, and JPF will maintain its position as a 55% stockholder in the Company.

Concurrently with the execution of the Investment Agreement, Antoinette Hempstead and the estate of her late husband, David W. Hempstead (together, the “Hempsteads”), JPF, and Feakins entered into an agreement whereby, among other things: (i) JPF agreed to execute supplemental guarantees for the Hempsteads in connection with certain of the Company’s debt obligations to economic development entities guaranteed by the Hempsteads; (ii) the Hempsteads transferred to JPF the consolidated convertible note payable by the Company to the Hempsteads with an outstanding principal balance of $394,380 as of December 31, 2014, together with accrued and unpaid payroll of $213,436, for a total of $607,816 in Company obligations; and (iii) the Hempsteads returned to the Company for cancellation 1,200,000 shares of Series A Preferred Stock, which were cancelled. The Company has filed with the Nevada Secretary of State a Certificate of Withdrawal of Certificate of Designation for the preferred stock.

As required by the Investment Agreement, two designees of JPF, Feakins and Peter Wolfson, were appointed as directors of the Company to replace incumbent directors Orville J. Hendrickson and Larry J. Ybarrondo, who resigned. See Item 5.02 below.

Agreement and Plan of Merger

Merger Terms. Under the terms of the Merger Agreement, the Company would acquire OTE (the “Merger”) as follows: (i) the Company would organize a wholly owned subsidiary that would merge with and into OTE, with OTE continuing as the surviving corporation and as a wholly owned subsidiary of the Company; and (ii) each share of OTE common stock outstanding or issuable on the conversion of outstanding notes and exercise of warrants (other than shares owned by stockholders who dissent to the transaction) immediately before the Merger would be converted into the right to receive one newly issued share of the Company’s common stock in accordance with the terms and conditions of the Merger Agreement.

Conditions to Completion of Merger. The completion of the Merger would constitute the offer and sale of the Company’s securities to the stockholders of OTE, which can only be effected if a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is effective or an exemption from registration is available. The Company has determined to seek an exemption from registration under the Securities Act by meeting the requirements of Section 3(a)(10) of this statute, which exempts from registration securities issued when the terms and conditions of such issuance are approved, after hearing upon the fairness of such terms and conditions meeting certain requirements by, among others, a duly authorized administrative agency. In an effort to meet these requirements, the Company has filed an application for a fairness hearing to be held pursuant to the provisions of Section 25142 of the California Securities Law (the “Fairness Hearing”) so that the issuance of the securities to complete the Merger will be exempt from the registration requirements of the Securities Act pursuant to the exemption provided by Section 3(a)(10) of the Securities Act.

The California application for a Fairness Hearing is now pending. The California Fairness Hearing and permitting application are significant and quite technical, and the determination of whether the Merger will meet the California fairness requirements will be subject to the discretion of the hearing officer. No assurance can be given as to whether or not the hearing will result in the denial of the application, an adjustment of the terms of the Merger, the issuance of a permit meeting the conditions of the Securities Act Section 3(a)(10) exemption, or other action.

If California issues a permit availing the Company of the exemption under the Securities Act Section 3(a)(10) and the other conditions to closing the Merger are met, the Merger will be completed promptly thereafter. If California does not issue the permit or the other Merger conditions are not satisfied: (i) the Merger Agreement will terminate; (ii) the Company and OTE will remain as separate companies; and (iii) JPF will continue as the 55% controlling stockholder of the Company as it seeks to advance commercialization of its technologies or pursue other opportunities.

Completion of the Merger is also conditioned on the continuing accuracy of the representations and warranties of the respective parties to the Merger Agreement, the satisfaction of certain conditions, and other covenants, many of which may be waived by either party.

Reverse Split to Facilitate Merger. The Company currently has an authorized capitalization of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. With 24.0 million shares outstanding immediately preceding the Merger1, after the issuance of shares pursuant to the Investment Agreement, the Company does not have a sufficient number of authorized but unissued shares to convey 95% ownership of the Company to the OTE stockholders as agreed to complete the Merger, which would require the issuance of 369.9 million shares at closing and the reservation of about 86.7 shares for issuance on the conversion of outstanding notes and the exercise of outstanding warrants. Accordingly, immediately preceding the Merger, the Company will effect a 1-for-4.6972 reverse-stock-split of its common stock (the “Reverse Split”) by filing an amendment with the Nevada Secretary of State. This amendment will also increase the Company’s authorized common stock to 200,000,000 shares.

As a result of the Reverse Split, each record holder of less than 4.6972 shares of the Company’s common stock immediately before the Reverse Split (collectively, the “Minority Stockholders”) will receive from the Company, cash in the amount of $0.03 per share of the Company’s common stock, without interest (which includes a 20% premium over the fair market value of $0.025 per share as of March 3, 2015, as determined by the Company’s board of directors), for each share of the Company’s common stock held immediately before the Reverse Split, and the Minority Stockholders will no longer be stockholders of the Company. Each record holder of 4.6972 or more shares of the Company’s common stock immediately before the Reverse Split will own approximately one-fifth of the number of shares of the Company’s common stock held by such stockholder immediately before the Reverse Split.

Post-Merger Business of OTE and the Company. OTE is developing deep-water hydrothermal technologies to provide renewable energy and drinkable water. OTE’s Sea Water Air Conditioning (“SWAC”) technology takes advantage of the difference between cold deep water and warmer surface water to produce hydrothermal energy without requiring fossil fuels. OTE has recently broken ground on a SWAC project at the upscale Baha Mar Resort in the Bahamas. This project, believed to be the first large-scale SWAC system in the Bahamas, is scheduled to be completed and in service in 2016.

OTE is interested in the commercial potential of proprietary technologies being developed by the Company as opportunities for future business diversification. Further, OTE recognizes that the Company’s status as a company that is subject to the periodic reporting requirements pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, may enhance its access to the capital markets to fund future projects.

After the Merger, the combined enterprise intends to continue opportunistically to develop the lines of business of both the Company and OTE as commercial opportunities are identified for one, the other, or both, after considering funding availability, potential financial returns, and related risks.

Change of Office Location

In connection with the above transactions, the Company’s offices were relocated to the facilities of JPF at 800 North Queen Street, Lancaster, Pennsylvania 17603, telephone number (717) 715-0238, where it shares offices with OTE at no charge to the Company.

1 At the closing of the Merger, the JPF Stock will be cancelled and returned to the status of authorized and unissued shares. After cancellation of these shares, there will be 24,031,863 shares of the Company’s common stock outstanding.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On March 23, 2015, JPF purchased 29,372,277 shares of the Company’s common stock at $0.003405 per share (the “JPF Stock”) and a warrant to purchase up to 1,033,585 shares of the Company’s common stock at an exercise price of $0.003 per share. See Item 1.01—Entry into a Material Definitive Agreement above. These securities were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. JPF was an “accredited investor” as defined in Rule 501(a) of Regulation D. JPF confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 5.01—CHANGES IN CONTROL OF REGISTRANT

As a result of the Investment Agreement, JPF now owns 55% of the Company’s common stock. The funds used to purchase the JPF Stock were from capital and earnings of JPF. In connection with the JPF investment, two of the directors resigned their positions and two new directors were appointed as set forth below. If the Merger is completed, the JPF Stock will be cancelled and returned to the Company, and the former OTE stockholders will own 95% of the Company’s outstanding common stock (after giving effect to the exercise of OTE warrants and the conversion of OTE notes). The pre-Merger company stockholders will have a 5% interest in the post-Merger company, and the officers and directors of OTE will be the officers and directors of the post-Merger company. See Item 1.01—Entry into a Material Definitive Agreement.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On March 23, 2015, in connection with the Investment Agreement, Orville J. Hendrickson and Larry J. Ybarrondo resigned their positions on the Company’s board of directors, and Feakins and Peter Wolfson (as a nominee of JPF) were appointed by board consent to the Company’s board. Antoinette Hempstead, who was a Company board member before March 23, 2015, continues as a director. The resignations of Messrs. Hendrickson and Ybarrondo are not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Jeremy P. Feakins, 60, leads Ocean Thermal Energy Corporation and its management team as Group Executive Chairman. From 1990-2006, Feakins was the Chairman and CEO of Medical Technology & Innovations, Inc. (MTI). In 1996, Feakins managed the public listing of MTI and subsequently structured the sale of the rights to MTI’s vision-screening product to a major international eyewear company. From 1998-2006, Feakins was Managing Member of Growth Capital Resources, LLC, where he managed the public listings for several successful companies, including IP Voice Communications, Inc., Care Recruitment Solutions, Inc., and China YCT International, Inc. From 2005-2008, he served as Executive Vice Chairman and member of the Board of Directors of Caspian International Oil Corporation where he managed the public listing. He is the Chairman and Managing Partner of the JPF Venture Fund 1, LP, an early-stage venture capital organization focused on supporting companies involved with humanitarian or sustainable projects. He is a member of the Institute of Directors (UK) and the British American Business Council (USA). Feakins graduated from the Royal Naval Secretariat and Accounting College, Chatham, Great Britain (now: Defence College of Logistics and Personnel Administration), and is a seven-year veteran of the British Royal Navy.

Peter Wolfson is the Founder, President, and CEO of Hans Construction, a developer and builder of upscale homes in central Pennsylvania. Additionally, Mr. Wolfson is a qualified commercial pilot at a major U.S.-owned international airline company and has over 30 years’ experience in the aviation business. He is an active investor and advisor to several early-stage companies and has more than 10 years’ experience as a financial consultant with a subsidiary of Mass Mutual, developing financial strategies and tax planning. Mr. Wolfson holds a B.S. degree in science, technology, and business from Embry Riddle Aeronautical University and Edison State College.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

Item 3	Articles of Incorporation and Bylaws
3.04	Certificate of Withdrawal of Certificate of Designation	Attached

Item 10	Material Contracts
10.18	Consolidated Promissory Note for $394,350 dated December 31, 2014	Attached

10.19	Investment Agreement between and among TetriDyn Solutions, Inc., Antoinette Knapp Hempstead, on behalf of herself and the estate of her late husband, David W. Hempstead, and JPF Venture Group, Inc.	Attached

10.20	Agreement and Plan of Merger between TetriDyn Solutions, Inc. and Ocean Thermal Energy Corporation	Attached

Item 17	Correspondence on Departure of Director
17.01	Resignation Letter of Larry J. Ybarrondo	Attached

17.02	Resignation Letter of Orville J. Hendrickson	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.
Registrant

Dated: June 8, 2015	By:	/s/ Antoinette R. Hempstead
Antoinette R. Hempstead, President